Astec Industries, Inc.
News Release
  1725 Shepherd Road  | Chattanooga, TN  37421  | Phone (423) 899-5898  | Fax (423) 899-4456

ASTEC INDUSTRIES REPORTS THIRD QUARTER RESULTS

CHATTANOOGA, Tenn. (October 19, 2010) - Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for its third quarter ended September 30, 2010.

Revenues for the third quarter of 2010 were $177.9 million compared with $166.1 million for the third quarter of 2009 for a 7.1% increase.  Domestic sales were $98.6 million during the third quarter of 2010 compared to $101.3 million during the third quarter of 2009 for a decrease of 2.6%.  International sales were $79.3 million during the third quarter of 2010 compared to $64.8 million during the third quarter of 2009 for an increase of 22.4%.  The Company reported net income attributable to controlling interest of $7.4 million for the third quarter of 2010 compared to net income attributable to controlling interest of $3.3 million for the third quarter of 2009 for an increase of 124.2%.  Net income attributable to controlling interest for the third quarter of 2010 was $0.32 per diluted share compared to $0.15 per diluted share for the third quarter of 2009 for a 113.3% increase.

The Company’s backlog at September 30, 2010 was $145.6 million compared to $144.3 million at September 30, 2009 for a 0.9% increase.

Consolidated financial statements for the third quarter ended September 30, 2010 and additional information related to segment revenues, profits, and backlog are attached to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “We saw a marginal improvement in revenue for the third quarter, and a significant improvement in our net income.  This increase was attributable to the downsizing we did in 2009, more productive fabricating and machine tools, increased parts sales and improved utilization of capacity.  During the quarter, weakness in the domestic markets was offset by increases in international sales and parts sales.

We expect to see a continued weakness in domestic sales for the next 12 to 24 months.  This could change with passage of a new Federal Highway Bill. To sustain and grow our revenue during these uncertain times, we are increasing our sales, service and parts personnel throughout the world.  We are also increasing our presence in the mining industries and growing our product offering in the energy business.”

Dr. Brock continued, “Considering the severity of the continuing economic downturn, we are pleased with our results and feel that we are positioned to take advantage of any opportunities that may occur.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on October 19, 2010 at 10:00 A.M. Eastern Time to review its third quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website:  www.astecindustries.com/conferencecalls.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Tuesday, November 2, 2010, by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 358499.  A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 days after the call.

        Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s equipment and manufacturing operations are divided into four primary business groups:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  The Other Group contains wood processing equipment manufacturing and Australian distribution for several of the Astec companies as well as Corporate.

The information contained in this press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company’s financial performance for the remainder of 2010, the effects on the Company from increasing its sales, service and parts personnel, the effects of the economic downturn, the continued growth of our international business, and the status of the multi-year highway bill.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, future downturns in the economy, rising oil and liquid asphalt prices, rising steel prices, the affect of any future federal stimulus package, decreased funding for highway projects, tax and healthcare reform, the relative strength/weakness of the dollar to foreign currencies, production capacity, general business conditions in the industry, demand for the Company’s products, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, lower than expected margins on custom equipment orders, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2009.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Secretary / Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com

Astec Industries, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Sept 30	Sept 30
	2010	2009
Assets
Current assets
Cash and cash equivalents	$81,366	$36,149
Receivables, net	88,266	65,033
Inventories	242,137	263,705
Prepaid expenses and other	16,452	22,067
Total current assets	428,221	386,954
Property and equipment, net	168,414	169,559
Other assets	33,698	49,901
Total assets	$630,333	$606,414
Liabilities and equity
Current liabilities
Accounts payable - trade	$39,382	$36,444
Other accrued liabilities	79,619	75,823
Total current liabilities	119,001	112,267
Other non-current liabilities	28,094	28,387
Total equity	483,238	465,760
Total liabilities and equity	$630,333	$606,414

Astec Industries, Inc.
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30		Sept 30
	2010	2009	2010	2009
Net sales	$177,853	$166,084	$580,557	$560,231
Cost of sales	135,913	131,439	445,797	438,968
Gross profit	41,940	34,645	134,760	121,263
Selling, general, administrative & engineering expenses	31,808	30,445	95,351	93,478
Income from operations	10,132	4,200	39,409	27,785
Interest expense	30	66	289	418
Other income, net of expenses	492	555	1,103	1,330
Income before income taxes	10,594	4,689	40,223	28,697
Income taxes	3,198	1,320	13,665	10,157
Net income	7,396	3,369	26,558	18,540
Net income attributable to non-controlling interest	34	25	94	16
Net income attributable to controlling interest	$7,362	$3,344	$26,464	$18,524

Earnings per Common Share
Net income attributable to controlling interest
Basic	$0.33	$0.15	$1.18	$0.83
Diluted	$0.32	$0.15	$1.16	$0.82

Weighted average common shares outstanding
Basic	22,533,606	22,453,073	22,504,876	22,439,635
Diluted	22,843,300	22,735,064	22,814,634	22,711,526

Certain amounts for 2009 have been reclassified to conform with the 2010 presentation.

Astec Industries, Inc.
Segment Revenues and Profits
For the three months ended September 30, 2010 and 2009
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2010 Revenues	45,478	60,263	36,681	19,220	16,211	177,853
2009 Revenues	44,556	55,865	36,814	16,939	11,910	166,084
Change $	922	4,398	(133)	2,281	4,301	11,769
Change %	2.1%	7.9%	(0.4%)	13.5%	36.1%	7.1%

2010 Gross Profit	11,001	14,839	10,395	2,007	3,698	41,940
2010 Gross Profit %	24.2%	24.6%	28.3%	10.4%	22.8%	23.6%
2009 Gross Profit	10,769	12,367	9,148	784	1,577	34,645
2009 Gross Profit %	24.2%	22.1%	24.8%	4.6%	13.2%	20.9%
Change	232	2,472	1,247	1,223	2,121	7,295

2010 Profit (Loss)	4,041	4,437	5,188	(1,569)	(4,480)	7,617
2009 Profit (Loss)	4,045	2,811	4,281	(3,007)	(4,505)	3,625
Change $	(4)	1,626	907	1,438	25	3,992
Change %	(0.1%)	57.8%	21.2%	47.8%	0.6%	110.1%

Certain amounts for 2009 have been reclassified to conform with the 2010 presentation.

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows:

	For the three months ended September 30
	2010	2009
Total profit for all segments	$7,617	$3,625
Net income attributable to non-controlling interest in subsidiary	(34)	(25)
Elimination of intersegment profit	(221)	(256)
Net income attributable to controlling interest	$7,362	$3,344

Astec Industries, Inc.
Segment Revenues and Profits
For the nine months ended September 30, 2010 and 2009
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2010 Revenues	180,901	186,182	125,995	41,783	45,696	580,557
2009 Revenues	197,385	162,893	105,077	54,331	40,545	560,231
Change $	(16,484)	23,289	20,918	(12,548)	5,151	20,326
Change %	(8.4%)	14.3%	19.9%	(23.1%)	12.7%	3.6%

2010 Gross Profit	46,169	43,225	33,138	2,519	9,709	134,760
2010 Gross Profit %	25.5%	23.2%	26.3%	6.0%	21.2%	23.2%
2009 Gross Profit	49,860	36,761	24,501	3,818	6,323	121,263
2009 Gross Profit %	25.3%	22.6%	23.3%	7.0%	15.6%	21.6%
Change	(3,691)	6,464	8,637	(1,299)	3,386	13,497

2010 Profit (Loss)	24,410	12,232	16,662	(7,012)	(18,058)	28,234
2009 Profit (Loss)	27,325	8,532	10,632	(9,589)	(18,320)	18,580
Change $	(2,915)	3,700	6,030	2,577	262	9,654
Change %	(10.7%)	43.4%	56.7%	26.9%	1.4%	52.0%

Certain amounts for 2009 have been reclassified to conform with the 2010 presentation.

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows:

	For the nine months ended September 30
	2010	2009
Total profit for all segments	$28,234	$18,580
Net income attributable to non-controlling interest in subsidiary	(94)	(16)
Elimination of intersegment profit	(1,676)	(40)
Net income attributable to controlling interest	$26,464	$18,524

Astec Industries, Inc.
Backlog by Segment
September 30, 2010 and 2009
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2010 Backlog	74,034	55,367	6,141	4,290	5,811	145,643
2009 Backlog	76,328	54,693	4,346	2,947	5,968	144,282
Change $	(2,294)	674	1,795	1,343	(157)	1,361
Change %	(3.0%)	1.2%	41.3%	45.6%	(2.6%)	0.9%